EXHIBIT 23.1

Nexeon Medsystems, Inc.
1708 Jaggie Fox Way
Lexington, KY

Gentlemen:

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 29, 2017 relating to the financial statements of Nexeon Medsystems, Inc. as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from December 7, 2015 (inception) to December 31, 2015, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
June 5, 2017